UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One East Tower Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective as of January 9, 2020, Keith C. Regnante resigned from his position as Chief Financial Officer of Wave Life Sciences Ltd. (the “Company”) in order to pursue other opportunities. Mr. Regnante will assist with the transition of his responsibilities through January 31, 2020. Mr. Regnante’s resignation was not the result of any disagreement with the Company or its Board of Directors or any matter relating to the Company’s operations, policies or practices.

(c)    Effective as of January 9, 2020, the Company’s Board of Directors appointed David Gaiero as Interim Chief Financial Officer, principal accounting officer and principal financial officer of the Company. Mr. Gaiero, age 41, has served as Vice President, Corporate Controller of the Company since July 2017. Prior to that, he served as Vice President, Global Controller of OvaScience, Inc. from 2015 to 2017, held various positions of increasing responsibility and scope in finance and accounting at iRobot Corporation from 2007 to 2015, and began his career in public accounting at PricewaterhouseCoopers, LLP, most recently serving as an Assurance Manager. Mr. Gaiero received a Bachelor of Business Administration in Accounting from the University of Massachusetts, Amherst, and is a Certified Public Accountant in Massachusetts.

There is no family relationship between Mr. Gaiero and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions between the Company and Mr. Gaiero, or any member of Mr. Gaiero’s immediate family, of the type set forth in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer

Date:    January 10, 2020